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                                                                    Exhibit 14.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses for the Liberty Contrarian Equity Fund and the Liberty Contrarian Fund, two of the series constituting the Liberty Funds Trust III, and "Financial Statements" and "Independent Accountants/Auditors of the Funds" in the Statement of Additional Information for the Liberty Contrarian Equity Fund and the Liberty Contrarian Fund, and to the incorporation by reference therein of our report dated December 12, 2001 with respect to those financial statements and financial highlights included in the Liberty Funds Trust III Annual Report dated October 31, 2001, which Prospectuses, Statement of Additional Information, and report are incorporated by reference in the Combined Prospectus and Proxy Statement included in the Registration Statement on Form N-14 of the Columbia Strategic Value Fund, Inc. We further consent to the references to us in paragraph 4.1(f) of "Appendix A - Agreement and Plan of Reorganization" and paragraph 4.1(f) of "Appendix B - Agreement and Plan of Reorganization" in such Combined Prospectus and Proxy Statement.

                                                               ERNST & YOUNG LLP

Boston, Massachusetts
July 3, 2002